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                                   EXHIBIT 99
                                   ----------


Winton Financial
   Corporation

FOR IMMEDIATE RELEASE
---------------------

January 21, 2004

                          WINTON FINANCIAL CORPORATION

                        REPORTS FIRST QUARTER FISCAL 2004
                NET EARNINGS FOR PERIOD ENDING DECEMBER 31, 2003

CINCINNATI, OHIO--WINTON FINANCIAL CORPORATION (AMEX: WFI), the parent of Winton Savings and Loan Co., reported quarterly net earnings for the first quarter ended December 31, 2003 of $910,000 or $.20 per diluted share compared to first quarter fiscal 2002 net earnings of $1.8 million or $.39 per diluted share.

The change in net earnings for the three months ended December 31, 2003 was comprised of a $74,000 increase in net interest income, a decrease in the provision for losses on loans of $80,000, a decline in other income of $811,000, a $734,000 increase in general, administrative and other expenses and a reduction in federal income taxes of $499,000.

Other income was impacted by a decrease in mortgage banking income of $462,000, quarter to quarter, and non-recurring gains on sales of real estate of $243,000 and gains on sale of investment securities designated as available for sale of $97,000 which occurred in the prior year's quarter. The increase in general, administrative and other expenses was primarily attributable to a $407,000 reduction in deferred salary costs due to a decrease in loan production volume coupled with a one-time retirement payment. Occupancy and equipment expense increased by $156,000 as compared to the prior year's first quarter. The increase resulted from the expansion of the branch network and mortgage operations center plus technology upgrades to our computer system.

Robert L. Bollin, President of Winton Financial, commented that, "Our prior year's first quarter results were difficult to sustain. Reflected in the prior quarter were several substantial one-time gains and an unprecedented level of mortgage banking income due to the refinancing boom. Refinancing activity started to decline in the latter half of calendar 2003, which impacted our current quarter results; we also took a one-time charge to relocate an existing branch. Our focus going forward will be to continue to control expenses and look for opportunities to replace the reduced other income."

Winton Financial Corporation is publicly traded under the symbol "WFI" on the American Stock Exchange. At December 31, 2003, Winton's total assets were $556.6 million and the book value was $9.77. Winton Savings and Loan Co. operates two lending offices and seven full-service branches in Southwestern Ohio and Southeastern Indiana.



CONTACT:    ROBERT L. BOLLIN, PRESIDENT
            GREGORY P. NIESEN, TREASURER/SECRETARY (INVESTOR RELATIONS)
            (513) 385-3880
            www.wintonsavings.com


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                          WINTON FINANCIAL CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                        (In thousands, except share data)
                                   (Unaudited)

                                                             Three months ended
                                                                December 31,
                                                             2003          2002
Interest Income
   Loans                                                    $7,530        $7,966
   Mortgage-backed securities                                   72            59
   Investment securities                                       159            83
   Interest-bearing deposits and other                          87           116
      Total interest income                                  7,848         8,224
Interest Expense
   Deposits                                                  2,205         2,633
   Borrowings                                                1,728         1,750
      Total interest expense                                 3,933         4,383

      Net interest income                                    3,915         3,841

Provision for losses on loans                                   75           155
      Net interest income after
       provision for losses on loans                         3,840         3,686

Other Income
   Mortgage banking income                                     481           943
   Gain on sale of investment securities                         -            97
   Gain on sale of deposits                                      -             -
   Gain on sale of real estate                                   -           243
   Gain on sale of real estate acquired
    through foreclosure                                          2            23
   Other operating                                             187           175
      Total other income                                       670         1,481

General, Administrative and Other
 Expense
   Employee compensation and benefits                        1,770         1,363
   Occupancy and equipment                                     428           272
   Data processing                                             120           113
   Franchise taxes                                             134           100
   Amortization of intangible assets                            15            15
   Advertising                                                 112            60
   Other operating                                             615           537
      Total general, administrative
       and other expense                                     3,194         2,460

      Earnings before federal income taxes                   1,316         2,707

   Federal income taxes                                        406           905

      NET EARNINGS                                          $  910        $1,802

   BASIC EARNINGS PER SHARE                                 $  .20        $  .40
   DILUTED EARNINGS PER SHARE                               $  .20        $  .39
   DIVIDENDS PAID PER COMMON SHARE                          $.1125        $.1025












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                          WINTON FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (In thousands, except share data)

                                                    December 31,    September 30,
                                                        2003             2003
                                                     (Unaudited)
ASSETS

Cash and due from banks                               $   1,740       $   1,848
Interest-bearing deposits in other
 financial institutions                                  12,922           7,648
Investment securities available for
 sale - at market                                        24,215          21,466
Mortgage-backed securities available
 for sale - at market                                     4,006           2,103
Mortgage-backed securities held to
 maturity - at cost                                       3,714           4,269
Loans receivable - net                                  491,260         487,480
Office premises and equipment - net                       6,327           6,131
Real estate acquired through foreclosure                    771             846
Federal Home Loan Bank stock - at cost                    8,238           8,156
Accrued interest receivable                               2,553           2,571
Prepaid expenses and other assets                           694             786
Intangible assets - net                                      81              97
Prepaid federal income taxes                                123             501

TOTAL ASSETS                                          $ 556,644       $ 543,902

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                              $ 361,283       $ 354,296
Advances from FHLB and other borrowings                 143,996         138,612
Accounts payable on mortgage loans
 serviced for others                                        382             401
Advance payments by borrowers                             3,552           2,433
Other liabilities                                         2,062           2,459
Accrued federal income taxes                                  -               -
Deferred federal income taxes                             1,540           1,479

TOTAL LIABILITIES                                       512,815         499,680

SHAREHOLDERS' EQUITY

Preferred stock-2,000,000 shares without
 par value authorized; no shares issued                       -               -
Common stock - 18,000,000 shares of
 no par value authorized; 4,603,884
 and 4,592,884 shares issued at
 December 31, 2003 and September 30,
 2003, respectively                                           -               -
Additional paid-in capital                               11,374          11,285
Retained earnings - substantially restricted             33,617          33,213
Treasury stock, 117,630 and 40,300 shares at
 December 31 and September 30, 2003
 respectively-at cost                                    (1,534)           (529)

Unrealized gain on investment securities
 designated as available for sale, net of tax               372             253

TOTAL SHAREHOLDERS' EQUITY                               43,829          44,222

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $ 556,644       $ 543,902